UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2004

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-19299	23-2000174
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2435 Boulevard of the Generals

Norristown, Pennsylvania 19403

(Address of Principal Executive Offices)

(610) 630-5300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

At a meeting of the Board of Directors of Integrated Circuit Systems, Inc. (the “Company”) held on December 27, 2004, Russell G. Weinstock, determined to be independent of management, as defined by the Sarbanes-Oxley Act of 2002 and its rules and regulations, was elected to the Board of Directors of the Company. At the same meeting, he was appointed the Audit Committee financial expert to serve on the Audit Committee of the Board of Directors and he was appointed to serve on the Nominating Committee of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2004, the Board of Directors of the Company voted to amend the By-laws of the Company to clarify certain provisions.

The Board of Directors also directed that the By-laws, as amended to reflect the amendments referenced above, be restated. The full text of the amended and restated By-laws is attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.2	Amended and Restated By-laws of Integrated Circuit Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2004	INTEGRATED CIRCUIT SYSTEMS, INC.

	By:	/s/ Justine F. Lien
Justine F. Lien
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-laws of Integrated Circuit Systems, Inc.